SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of MercadoLibre, Inc. (the “Company”) was held on June 17, 2014 for the following purposes:

•
to elect the three Class I directors nominated and recommended by the Company’s board of directors, each to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	to hold an advisory vote on executive compensation; and

•	to ratify the appointment of Deloitte & Co. S.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The number of outstanding shares of the Company’s common stock as of April 21, 2014, the record date for the Annual Meeting, was 44,153,889 shares. 42,145,799 shares of common stock were represented in person or by proxy at the Annual Meeting, which were sufficient to constitute a quorum for the purpose of transacting business at the Annual Meeting.

At the Annual Meeting, the stockholders elected all three Class I director nominees, approved (on a non-binding basis) the Company’s executive compensation and ratified the appointment of Deloitte & Co. S.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The final voting results for each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1 — Election of three Class I Directors:

Nominee for Director	For	Withheld
Susan Segal	39,875,874	417,776
Michael Spence	20,360,739	19,932,911
Mario Eduardo Vázquez	39,831,514	462,136

In addition, there were 1,852,149 broker non-votes associated with the election of directors.

Proposal 2 — Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
39,766,627	431,828	95,195	1,852,149

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
42,046,440	85,835	13,524	*
*	No broker non-votes arose in connection with Proposal Three, due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: June 17, 2014	By:	/s/ Pedro Arnt

	Name:	Pedro Arnt
	Title:	Vice President and Chief Financial Officer